UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 6, 2021
CNX Resources Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center
1000 CONSOL Energy Drive Suite 400
Canonsburg, Pennsylvania 15317

(Address of principal executive offices)
(Zip code)

Registrant's telephone number, including area code:
(724) 485-4000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock ($.01 par value)	CNX	New York Stock Exchange
Preferred Share Purchase Rights	--	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of CNX Resources Corporation (the “Company”) held on May 6, 2021 (the “Annual Meeting”), the Company’s stockholders considered three proposals, each of which is described in more detail in the 2021 proxy statement. The final results of the matters voted on at the Annual Meeting are provided below.

Proposal 1: The following individuals were elected as directors to hold office for a one-year term expiring at the annual meeting in 2022 or until their respective successors are elected and qualified:

Director Name	For	Against	Abstain	Broker Non-Votes
J. Palmer Clarkson	163,102,049	27,173,412	129,846	15,353,311
Nicholas J. DeIuliis	189,858,920	436,600	109,787	15,353,311
Maureen E. Lally-Green	158,348,524	31,948,555	108,228	15,353,311
Bernard Lanigan, Jr.	160,214,252	30,079,726	111,329	15,353,311
Ian McGuire	188,575,458	1,718,024	111,825	15,353,311
William N. Thorndike, Jr.	188,957,487	1,332,168	115,652	15,353,311

Proposal 2: Ernst & Young LLP was ratified as the Company’s anticipated appointment as the independent registered public accounting firm for the fiscal year ending December 31, 2021.

For	Against	Abstain	Broker Non-Votes
204,379,470	1,220,683	158,465	—

Proposal 3: An advisory, non-binding resolution regarding compensation paid to the Company’s named executive officers in 2020 was approved.

For	Against	Abstain	Broker Non-Votes
185,213,110	4,931,554	260,643	15,353,311

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    CNX RESOURCES CORPORATION

By:    /s/ Alexander J. Reyes
Name:     Alexander J. Reyes
Title: Executive Vice President, General Counsel and Corporate Secretary

Dated: May 10, 2021